As filed with the Securities and Exchange Commission on March 31, 2011.

Registration No. 333-111984

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CH ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

New York	14-1804460
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

284 South Avenue
Poughkeepsie, New York 12601-4839
(845) 452-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
SAVINGS INCENTIVE PLAN
(Full title of plan)

John E. Gould, Esq.
General Counsel
CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, New York 12601-4839
(Name and address of agent for service)
(845) 452-2000
(Telephone number, including area code, of agent for service)

Copies to:
Joseph B. Koczko, Esq.
Thompson Hine LLP
335 Madison Avenue
New York, New York 10017

This Registration Statement on Form S-8 (Registration No. 333-111984) (the “Registration Statement”) was filed by CH Energy Group, Inc. (“CH Energy Group”) to register the offer and sale of its Common Stock, $0.10 par value per share ("Common Stock"), and plan interests pursuant to the Central Hudson Gas & Electric Corporation Savings Incentive Plan (the "Plan").  The Plan subsequently was amended to eliminate the right of participants to invest funds under the Plan in Common Stock. In accordance with the undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by CH Energy Group to remove from registration any shares of CH Energy Group's Common Stock, $0.10 par value per share, remaining under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poughkeepsie, State of New York, on this 31st day of March, 2011.

CH ENERGY GROUP, INC.

/s/ Stacey A. Renner
Name: Stacey A. Renner
Title: Treasurer